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                                                                    EXHIBIT 11.1

                              SILICON GAMING, INC.
             STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

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
                                                               THREE MONTHS
                                                              ENDED MARCH 31,
                                                              ----------------
                                                               1998     1997
                                                              -------  -------
Net loss..................................................... $(6,764) $(4,662)
                                                              =======  =======
Weighted average common shares outstanding...................  13,644   10,668
Weighted average common shares subject to repurchase.........    (494)    (901)
                                                              -------  -------
  Weighted average common and equivalent shares..............  13,150    9,767
                                                              =======  =======
    Net loss per share....................................... $ (0.51) $ (0.48)
                                                              =======  =======
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